                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion of our report dated June 5, 1998 with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications UK Limited for the year ended December 31, 1997, in the Form 8-K of World Access, Inc. dated July 24, 1998, and to the incorporation by reference of such report in the Registration Statements on Form S-8 (Nos. 33-77918, 33-47752, 333-17741 and 333-59347) and Form S-3 (Nos. 333-43497 and 333-51199) of World Access, Inc.


                                             /s/ Ernst & Young LLP



Atlanta, Georgia
July 24, 1998